EXHIBIT 10.16

AGREEMENT  (THE "AGREEMENT")  BY  AND  AMONG  WESTERN  GOLDFIELDS,  INC.
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(HEREINAFTER REFERRED TO AS "WESTERN"), ON THE ONE HAND, AND ELECTRUM L.L.C. ON
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THE OTHER(HEREINAFTER  REFERRED  TO  AS "ELECTRUM");
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WHEREBY:

Pursuant to discussions amongst the parties, this Agreement memorializes the agreement whereby Electrum may earn the right to acquire a 50% interest in certain mining properties located in the Western United States as more fully described in this Agreement. The Properties under this Agreement will be hereinafter collectively (and as the context may require) referred to either as the "Property", "Properties", "Project" and/or the "Projects".

1. MUTUAL REPRESENTATIONS AND WARRANTIES. Each of Electrum and Western and represent and warrant to the other that as the date of signature of this Agreement (the "Effective Date"):

     (a) it is a company duly incorporated under the laws of the jurisdiction of its incorporation, it is duly organized and validly existing under such laws and is qualified to carry on business in the place of its incorporation;

     (b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder;

     (c) it has duly obtained all corporate authorizations for the execution, delivery and performance of this Agreement and such execution, delivery and performance and the consummation of the transactions herein contemplated will not contravene any existing laws and will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance, lien or charge under, the provisions of its constituting documents or any shareholders' or directors' resolution or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it or the Property maybe subject;

     (d) this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

2. WESTERN'S REPRESENTATIONS AND WARRANTIES. Western represents and warrants as of the date of this Agreement:

     (a) It is in current negotiations with Kennecott Exploration Company, a Delaware corporation, whose address is 224 N. 2200 W., Salt Lake City, Utah 84116-2921, with an office at 10861 North Mavinee Drive, Suite 141, Oro Valley, AZ 85737; and that the subject of such negotiations is that Western is interested in obtaining


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          access  to  and  reviewing  Kennecott's  data  on various prospects to determine whether or not Western will conduct mineral exploration of these prospects;

     (b) It is in current negotiations with Newmont Mining Corporation, a Delaware corporation, whose main offices are located in Denver, CO; and that the subject of such negotiations is that Western is interested in obtaining access to and reviewing Newmont's data on various prospects to determine whether or not Western will conduct mineral exploration of these prospects; and further that Newmont has recently offered to Western all of its data on its mining properties located in California, Utah, Arizona, and selectively in Nevada for evaluation to determine whether or not Western will conduct mineral exploration of these prospects;

     (c) It expects to complete agreements with Kennecott and Newmont within sixty to ninety days of the effective date of this agreement which will grant it access to the data covering the subject properties but their can be no guarantee that such agreement(s) will be forthcoming;

     (d) Except as may be set forth in future Addendums, the Properties reviewed shall be free and clear of all liens, charges and encumbrances, recorded or to the best of Western's information, knowledge and belief, unrecorded;

     (e) To the best of Western's knowledge, there shall be no outstanding pending actions, suits or Properties affecting all or any part of the Properties, nor shall there be any basis therefore.

     (f) To the best of Western's knowledge, there shall exist no notices of an order or direction, from any government authorities that would constitute an Environmental Liability in respect of the Properties. Environmental Liability shall mean any and all liabilities under any statute, regulation, ordinance, order, directive, permit, contract or pursuant to any court order or judgment in respect of any prior, ongoing or future use of the Property, including without limitation, all liabilities, if any, in respect of the proper abandonment and reclamation of the Property and related facilities and surrounding areas of any nature, all in accordance with applicable environmental regulations or requirements.

     (g) The Parties acknowledge that prior to the Parties commencing any Exploration activities, they will work together to: (i} conduct due diligence as may be necessary in order to verify to Electrum's satisfaction that the above Representations and Warranties regarding the Projects are true, correct and valid in all material respects;
          (ii) subject to Section 5 b), ensure that any rights or permits, including but not limited to surface rights, which are or may be necessary in order to commence exploration, have been made available and have been properly granted, in the understanding that any permits that are necessary as of or after the Effective Date shall be requested by the Operator. The Parties hereto acknowledge that in the event that the surface rights necessary to commence exploration have not yet been granted, then the


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          first years' work commitment shall be extended in time accordingly. If the necessary surface rights are not granted in order to commence exploration, each of the parties will have the option to terminate this Agreement with respect to the specific area affected by such circumstance. For greater clarity, "area affected" shall mean in this context the area that cannot be explored.

3. FURTHER REPRESENTATIONS AND WARRANTIES; ACKNOWLEDGEMENT. Western and Electrum acknowledge and agree that the other is entering into this Agreement relying upon the representations and warranties made to it herein and, the correctness of each such representation and warranty is a condition upon which each party is entering into this Agreement, each of which conditions may be waived in whole or in part solely by the party in whose favor the representation and warranty is made and all such representations and warranties shall survive the execution and delivery of this Agreement and the transactions contemplated hereby and each party agrees to indemnify and hold harmless the other from all loss, damage, cause, action or suits arising out of or in connection with any breach of any representation or warranty contained herein. Should there be a material breach in the representations and warranties of one of the parties, the other party would have the option to terminate this Agreement without obligation to complete the Initial Earn-in Obligations as set forth in this Agreement.

4.   TERMS  OF  THE  AGREEMENT;  EARN  IN  OBLIGATIONS

     Electrum may earn a 50% interest in any, some, or all of the Properties (the "Earn, In") by undertaking and accomplishing the following:

     (a) Providing the funding, professional staff, or a combination thereof on a 50/50 joint basis with Western to conduct an initial evaluation and due diligence study of each subject property that is of initial interest to both Western and Electrum.

     (b) Work Commitment. By entering into this Agreement, Electrum commits to funding and completing one-half of Recommended Qualified Expenditures on the Property as may be recommended by the Technical Committee during the initial and each subsequent phase of exploration, on those properties which have passed the initial evaluation and due diligence, and on which further exploration expenditures are recommended.

     The "Technical Committee" shall be initially composed of Tom Callicrate, Larry Buchanan, and Toby Mancuso. Upon the motion of either of the parties, the Technical Committee may be expanded to include one other member of the choosing of Electrum, and one other member independent of each of the parties.

     "Recommended Qualified Expenditures" will be defined as any physical exploration and overhead costs that are directly related to the project and as are recommended by the Technical Committee.


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     (c)  Pre-Feasibility  Study.  By  entering  into  this  Agreement, Electrum commits to completing one-half of Expenditures required to bring to completion a comprehensive Pre-Feasibility study on each Property for which such a study is recommended by the Technical Committee.

     The Study shall address the viability of placing the Property into production, in such form and detail and using such assumption as to mineral prices as are customarily and reasonably done by major mining companies in North America, and which are technically acceptable to major international lending institutions, in determining the viability of mining projects such as the Property and shall include a reasonable assessment of the mineable mineral reserves and their amenability to milling, a complete description of the work, equipment and supplies required to bring the Property into production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations supported by the following information:

          (i) description of that part of the Property to be covered by the proposed mine;

          (ii) the estimated recoverable reserves of minerals and the estimated composition and content thereof, including the effect of grade, dilution and impurities;

          (iii)  the  proposed procedure for development, mining and production;

          (iv) results  of  metallurgical  and  milling  amenability  tests.

          In addition to the above, the Study will also take the following information into account:

          (v) the nature and extent of the facilities, if any, proposed to be acquired which may include mill, leach pads, CIP, SXEW or other Recovery facilities, in which event the study shall also include a preliminary design for such mill or facility, and their proposed site locations, if any, or appropriate provisions for custom milling facilities;

          (vi) the total costs, including capital budget, which are reasonably required to purchase, construct and install all structures, machinery and equipment required for the proposed mine, including a schedule of timing of such requirements;

          (vii) the results of all environmental impact studies for the Property and costs of such studies;

          (viii) working capital requirements for the initial four (4) months of operation of the Property as a mine or such longer period as may be reasonably justified in the circumstances by the party doing the Study;


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          (ix) estimates  of  shutdown  and  reclamation  costs;

          (x)  the  net  present  value  of  the  Property.

          In  order  to  conduct  the  Study,  the  parties  may form additional
          Sub-Committees, under the direction of the Technical Committee and which will assist with planning the exploitation of the resources. Each Sub-Committee will submit its work and proposals to the Technical Committee. Decisions will be made by a majority of the members of the Technical Committee. It is the parties' understanding that the members of such Committee shall not earn compensation for their role as members of the same.

          It is the parties' intent and understanding that, in order to carry out to completion the Project once the Earn-In has been achieved or at whatever other time the Parties shall agree to in writing, the parties shall form a joint venture vehicle (hereinafter referred to as the "Joint Venture" or "Joint Venture Company") subject to the terms of this Agreement. The terms and conditions of the Joint Venture will be established in separate document(s) as the parties may deem necessary, in which Electrum, LLC shall have a 50% o participation, and Western a 50% participation, subject to the terms of this Agreement.

5. OPERATOR. Western or Electrum may be the operator (the "Operator") of one or more of the Properties, depending on the decision of the Technical Committee. The Operator will be responsible for conducting all operations hereunder in accordance with the following provisions:

     (a) Compliance with Laws. The Operator shall carry out its activities in compliance with all applicable Laws and with the terms of the Properties and the corresponding surface rights agreements;

     (b) Property and Surface Maintenance. During the Earn in Period and as may be applicable, The Operator will pay or continue to pay any fees to previous or current owners or surface rights holders required to maintain the Property in good standing. With respect to any taxes and rental fees paid by The Operator, any such costs paid shall be reimbursed on a 50% o basis by the Non-Operator.

     (c) Reports and Other Required Submissions. As of the Effective Date, the Operator shall prepare any reports and other submissions as may be required to maintain the Property in good standing ensure the timely filing thereof with any appropriate governmental authorities, regulatory agencies or associations as may be necessary.

     (d) Encumbrances. The Operator shall not during the Earn in Period create, or permit to be created, any encumbrance upon or against the Properties or of any interest therein, or any portion thereof.


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     (e)  Conversion, Renewal etc, of Properties. During the Earn in Period, the
          Operator shall, in coordination with the Non-Operator, undertake the preparation and making of all filings and/or satisfy all commercially reasonable requirements, as the case may be, to: (i) obtain extensions of the terms of any of the exploration and/or exploitation licenses included in the Properties (and to designate any lands that must be relinquished as a condition thereof); (ii) apply for new (or renewal) of exploration Properties in the name of the Operator covering lands within the boundaries of the Property if any such Properties' terms expire during the Earn In Period; (iii) apply for exploitation permits in the name of the Operator with respect to any of such Properties as may be necessary. All funds expended by Operator in carrying out such activities shall be included as Qualified Expenditures, and shall be reimbursed on a 50% basis by the Non-Operator.

     (f) Insurance. The Operator shall maintain liability insurance covering its conduct of operations of such types and in such amounts as are commonly held by entities conducting activities similar to the operations conducted hereunder.

6. OBLIGATIONS OF NON-OPERATOR. During the Earn in Period, the Non-Operator shall comply with the following provisions:

     (a) Acquisition of Additional Properties. Subject to sections 12 and 13, should the Technical Committee recommend acquisition of any property within the Area of Interest, or any subdivision thereof, the Non-Operator will be obligated to pay 50% of the acquisition costs of these properties.

     (b) Use of Non-Operator Facilities. Non-Operator shall permit the Operator to utilize Non-Operator surface facilities and the Operator shall be responsible for all costs associated with these facilities with a portion of the facilities to be retained for the exclusive use of Non-Operator. Costs and expenses related to maintaining the facilities should be borne as Qualified Expenditures for both Electrum and Western as the case may be.

     (c) No Encumbrances by Non-Operator. Non-Operator shall not during the Earn in Period create, or permit to be created, any encumbrance upon or against the Properties or Non-Operator's interest therein, or any portion thereof.

     (d) Release or Relinquishment of Properties by Non-Operator. Non-Operator shall not release or relinquish, or permit the release or relinquishment, of, any of the Properties without the prior written consent of the Operator.

     (e) No actions by Non-Operator. Non-Operator shall not take or fail to take any action which would cause the Operator to be denied the full use of the rights of exploration and/or exploitation of the Property.

7. FORWARDING OF NOTICES. Western and Electrum shall each deliver promptly to the other any notices that may be received from governmental entities or other third parties which affect title to or the status of the Properties.


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8.   LEGAL  ACTIONS.  The  Operator  shall  immediately  inform  Non-Operator in writing with respect to any claim, suit or legal proceeding of which it has knowledge and which could prevent or limit the rights granted by this agreement. The Operator assumes the obligation to keep the Non-Operator free and harmless from any liability resulting from or caused by the acts or omissions of Operator related to the foregoing.

9. STANDARDS OF WORK. During the Earn in Period, the Operator shall ensure that all work done on the Property be done in accordance with good mining and engineering practices and Electrum and its contractors' activities in respect of the Property shall be in all material respects performed in compliance with the applicable laws, regulations and orders of the United States and each respective State, including, without limitation, those relating to environmental matters, such as but not limited to waste disposal and storage. Operator shall reclaim the Property in compliance with all federal, state and local laws, rules, orders and regulations. The standards of safety and reclamation hereunder will be in accordance with normal operating standards as determined by the Technical Committee.

10. RECLAMATION OF PREVIOUS DISTURBANCES. Prior to commencing exploration on any Property, the Operator shall be responsible for conducting a base study report detailing previous work and disturbances on the Property which may be subject to future reclamation (the "Disturbances") Such report shall be delivered to the Technical Committee that shall review and deliver the same to the Property Owner and obtain their permission to reclaim such Disturbances at their cost upon completion of exploration. Subject to the above, and in compliance with section 9 above, Operator shall reclaim the Disturbances with the understanding that the previous owners of the Property shall reimburse the Operator for such work. Once the Joint Venture is formed, the Joint Venture shall assume responsibility for environmental matters on the Property as may be required under applicable law. The reclamation shall be in compliance with all federal, state and local laws, rules, orders, regulations, directions and policies.

11. ASSESSMENTS AND TAXES. During the Earn in Period, Operator shall pay all taxes, annual license fees, rentals and assessments related to the Property, and otherwise maintain the Property in good standing and shall file all relevant work performed on or in respect of the Property with the corresponding registries as may be required. Non-Operator will reimburse Operator 50% of such expenditures. The parties agree that for purposes of reimbursement under this Agreement, NonOperator shall reimburse Operator within 30 calendar days after the corresponding reimbursement documentation and receipts have been presented properly filled out for their reimbursement.

12. AREA OF INTEREST. The area extending 10 km in any.direction from the outer boundaries of the Property is defined as the "Area of Interest".

13.  ADDITIONAL  PROPERTY  ACQUISITION.  Prior  to  the  formation  of the Joint
     Venture and upon recommendation from the Technical Committee, any additional mineral or surface rights acquired within the Area of Interest described above by either party shall be considered as Qualified Expenditures and be reimbursable. Once the Joint Venture


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     is formed, and upon the recommendation of the Technical Committee, any such acquisitions will be made at the expense and in the name of the Joint Venture. If the Joint Venture should not have sufficient funds, then it may arrange for the necessary financing, in which case the Joint Venture shall be responsible for any financial obligations therewith subscribed. In the event that it becomes necessary for each of the Joint Venture partners to put up additional financial resources, section 21 will apply. Should the Joint Venture not proceed, then Western may acquire from Electrum (or vice versa as the case may be) at the other's sole discretion, any Property bought individually by either party located within the Area of Interest at the cost of acquisition plus interest at the rate of 10% per annum plus the annual rate of inflation reflected by United States Consumer Price Index for the corresponding period.

14. DROPPING OF PROPERTIES OR REDUCTION IN SIZE OF PROPERTIES. Upon commencement of the Joint Venture, the Operator shall ensure that if it should wish to have the Joint Venture reduce in size or abandon any of the lands comprising the Property, it shall give the Non-Operator sixty (60) days' prior notice of its intention to do so together with its written confirmation that all its reclamation obligations hereunder with respect to the area of Property to be reduced or abandoned, pursuant to the activities carried out by Operator, have been properly and fully satisfied in accordance with this Agreement, and Non-Operator may give notice to Operator within such 60 day period electing to have such portions of the Property which are being reduced and/or abandoned, remain, return to or be put in the name of the other (as the case may be), in which case and as may be necessary or advisable the following shall apply:

     (a) Operator shall forthwith execute and deliver to Non-Operator all necessary documentation as may be applicable to relinquish any interest of Operator, and Non-Operator shall incur the expenses in respect of any fees or other governmental charges which may be necessary to record or register any such transfers. Operator shall also provideto Non-Operator all material information in Operator' possession or control related to such relinquishment;

     (b) any mining Properties so transferred shall be in good standing as of the date of Operator' notice of its intention to have the Joint Venture abandon such mining Properties, and

     (c) the definition of the Property shall thereafter exclude such mining Properties and Operator shall have no further obligations or responsibilities in respect of such mining Properties, except for obligations and responsibilities arising from the Joint Venture's activities prior to the date such mining Properties were transferred to Non-Operator;

     Provided, however, that if Non-Operator does not so elect or fails to respond to Operator's notice within such sixty (60) day period, then Operator may abandon or reduce in size or reduce in size such mining properties, subject to applicable laws and any corresponding provisions of this Agreement shall take effect.


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15.  ACCESS  TO  THE  PROPERTY. Upon Operator assuming its role as Operator, Non
     Operator will have access to the Property and right to review and copy raw data collected by Operator. Non-Operator will share with Operator all data in its database and any new data generated independently. During the Earn in Period, Non-Operator grants Operator right of way in underground workings and on the surface as the case may be and will not interfere with the exploration.

16. RELEASE OF INFORMATION. Electrum agrees to Western's release of information to the public in order to comply with United States' Securities and Exchange Commission or other regulatory agencies and market requirements, as may be provided for under law or as may be necessary or convenient for the purposes of informing Western's shareholders. Electrum will review such releases before they are made public.

17. APPLICABLE LAW. The parties submit themselves to the applicable laws of the States in which the properties are located, waiving their rights, if any, to bring any claims in any jurisdiction other than the applicable jurisdictions and forums of the these States.

18. TERMINATION. Electrum may terminate this Agreement at any time upon 60 days' prior written notice to Western prior to the requirements of 4(a) above being met on any property. Electrum will be responsible for taxes incurred (as set forth in Section 10), if any, for the period from the Effective Date up to and including such termination.

     In the event that the Agreement is terminated by Electrum at any time after the requirements of section 4 b) have been met but prior to achieving the Earn In, then Electrum shall also not acquire any rights or interest in the Projects whatsoever.

     In the event that the Agreement is terminated by Electrum at any time after the requirements of section 4 b) have been met and after achieving the Earn In on some but not all properties, then Electrum shall not acquire any rights or interest in the Projects in which it has not completed the earn-in, but shall be granted the interest enumerated below on the Projects in which it has completed Earn In.

     Once the Earn In has been achieved, any termination hereunder shall be regulated as follows: (i) in the event the Joint Venture has been formed, by the corresponding provisions applicable to the Joint Venture; (ii) if the Joint Venture has not yet been formed, termination shall be regulated by the first paragraph of this Section 19, in the understanding that the sale of one party's participation hereunder to the other must be effected at fair market value and in compliance with the right of first refusal granted between the parties and provided for in Section 21 b) of this Agreement.

19. INDEMNIFICATION. During the Earn in Period, Electrum shall indemnify and save harmless Western and its directors, officers, employees, agents and insurers from and against all suits, claims, losses, penalties, demands and expenses (including reasonable legal fees) by reason of or derived from any gross negligence or willful misconduct by Electrum or its employees, agents or contractors in relation to its activities on the Property, including without limitation those relating to its mining and exploration activities and its reclamation obligations and any Disturbance thereon. Likewise, during the Earn in Period, Western shall indemnify and save harmless Electrum and its directors, officers, employees, agents and insurers from and against all suits, claims, losses, penalties, demands and expenses (including reasonable legal fees) by reason of or derived from any gross negligence or willful misconduct by Western or its employees, agents or contractors in relation to its activities on the Property, including without limitation those relating to its mining and exploration activities and its reclamation obligations and any Disturbance thereon.

20. FORMATION OF THE JOINT VENTURE COMPANY. Upon Electrum's successful completion of the Earn In, or at whatever other time the Parties deem appropriate, but no later than or promptly after the time on which the Earn In has been achieved, Electrum and Western shall proceed to form a Joint Venture Company whose primary purpose shall be the development of the Property as provided for in the Study. For the formation of such Joint
     Venture, each party will transfer and assign as necessary any and all rights inuring under this Agreement for such purposes. General aspects of the Joint Venture will be as follows:

     (a) INITIAL CAPITALIZATION. Each party will make as its initial capital contribution to the Joint Venture Company, the data and information resulting from the Qualified Expenditures and the Study during the Earn in Period for the acquisition of its interest in the Property. When the Joint Venture Company is formed, the recognized initial total amount of the combined capital contributions of the Parties shall be:
          Electrum initial share ownership of 50% and Western initial share ownership of 50%. The parties may set the value of the contributions to be, made hereunder, as soon as such values and figures are available.

     (b) PROJECT FINANCING; THIRD PARTY SALES. The Joint Venture company shall arrange debt and/or equity financing of the Project. For purposes of providing the necessary guarantees that the banks may request for the debt financing, one party may provide such guarantees, in which case the other shall pledge in escrow its shares in the Joint Venture until successful fulfillment of the completion tests that the banks may require.

          For the equity financing portion, the parties shall be responsible for contributing financial resources for their respective percentages of the remaining equity financing.

          If for any reason either party should elect to sell to a third party all or a portion of its equity in the Project, Western will grant Electrum (or vice versa as the case may be) a right of first refusal to purchase such portion as it may elect to sell at fair market value and under the same conditions and price that it would sell to a third party. If Electrum (or Western as the case may be) does not exercise its right of first refusal within 30 days as of the date it received written notice from the other of its intention to sell,,, the selling party will be free to sell to a third party at a price not less than the price offered to Western (or Electrum as the case may be), within 120 days after non-acceptance.

     (c) MINORITY PROVISIONS The By-laws of the Joint Venture Company shall establish that certain resolutions, and specifically on any of the matters listed below, shall require the affirmative vote of either:
          (i) the shareholders representing at least 51% of the capital stock of the Joint Venture Company in the case that any matters are brought to discussion at a Shareholder's Meeting; or (ii) the affirmative vote of at least 51% of the members of the Board of Directors of the Joint Venture Company in the case that any such matters are brought to discussion at a Board of Directors Meeting. For purposes of this section, the matters requiring such authorization are as follows:

          (i) Disposal of assets of the Joint Venture Company having a value in excess of $10,000,000 (exclusive of the mining properties as to which a right of first refusal is to be provided in the Joint Venture Agreement).

          (ii) Change of the nature or scope of the business of the Joint Venture Company.

          (iii)     Changes  to  the  dividend  policy set out in Section 21.e

          (iv)      Amendments  to  the  By-laws

          (v) Following commencement of commercial production, suspension of activities for a period of more than six months

          (vi)      Acquisition  of  shares  issued  by  a  third  party

          (vii)     Dissolution  of  the  Joint  Venture  Company

          (viii)    Change  of  the  corporate  purposes of the Joint Venture
                    Company

          (ix)      Merger  or  spin-off  of  the  Joint  Venture  Company

          (x) Issuance of debentures or similar instruments of the Joint Venture Company incurring debt in excess of 10% of the approved annual budget.

          (xi)      Any  permanent  shutdown  or  closure  of mining operations.

     (d) DILUTION OF INTEREST. If, subsequent to initial financing, the Joint Venture Company elects to expand the operation or otherwise increase its capital requirements, such expansion or capitalization will be financed from some agreed upon percentage of current or future cash flow. In the case that the increase in capital cannot be financed from cash flow, but rather by each parties' contributions in proportion to its ownership rights and obligations, and in the event that one of the parties cannot or does not provide its corresponding portion of the capital increase, its interest will be diluted accordingly, in the understanding that such diluted party may, within a 24 month period, repurchase its diluted interest at the price paid by the other party in order to achieve expansion, plus interest at a rate of Libor plus 5% (five percent) for the corresponding period of time. In the event of dilution, such dilution will be calculated taking into consideration the total value of the Joint Venture after the capital contribution has been made and then allocating each parties' contribution (or lack thereof) to such new capital structure.

     (e) DIVIDENDS. The Joint Venture Company will pay out a minimum of 30% of its after tax profits as dividends to the shareholders unless otherwise agreed to by the Board of Directors and subject to the Minority Provisions above; provided however that the Board of Directors will have the right to reserve funds as may be required by regulatory authorities for purposes such as but not restricted to cover environmental requirements.

     (f) OPERATION OF THE JOINT VENTURE COMPANY. A Board of Directors shall be named, comprised of 2 representatives from Electrum, 2 representatives from Western, and a single independent party agreed to by both parties. This is subject to the condition that any party which subsequently obtains more than 50% of the total shares of the Joint Venture Company shall always be entitled to name the majority of the representatives to the Board of Directors.

          The Board of Directors shall determine the manner in which the Joint Venture Company will be managed and will also name the full time officers who will replace the Technical Committee which governed the Project prior to the formation of the Joint Venture Company.

          The full time officers to be employed by the Joint Venture Company will report directly to the Board of Directors. Limits to their decision-making abilities will be set forth by the Board of Directors. The affairs of the Joint Venture will be decided by simple majority vote of the members of the Board of Directors and will always be subject to any Minority Shareholder provisions as the case may be. The Parties understand that the members of the Board of Directors will not receive any, compensation for their role as members of such Board.

     (g) SHAREHOLDER STRUCTURE. Shareholder structure will be set forth in the corresponding Joint Venture documents.

21. ARBITRATION. Any dispute, controversy, difference or claim arising out of or in connection with this Agreement, or the breach, termination or validity thereof (in each instance, a "Dispute," or collectively, "Disputes"), which cannot be amicably resolved by the parties within thirty
     (30) calendar days after receipt by a party of written notice from the other party that a Dispute exists shall be settled by final and binding arbitration in the forum in which the Joint Venture is organized or in which the Property is located, whichever the case may be. The parties will obtain the agreement of arbitrators to the following: (a) the arbitrators shall provide a written ruling, stating in separate sections the findings of fact and conclusions of law on which their ruling is based; and (b) their ruling shall be due no later than ninety days after their final hearing and within eighteen months after commencement of the arbitration. In the event that any party fails to nominate its respective arbitrator within thirty days after receipt of notice for arbitration issued by another party, such arbitrator shall be appointed in accordance with the rules of the forum.

     (a) The parties further agree that the substance, nature and content of any proceedings conducted pursuant to section as well as the substance, nature and content of any resulting Arbitration Award, shall be and remain confidential. The parties shall obtain a corresponding undertaking and obligation of confidentiality from the arbitrators.

     (b) The Arbitration Award shall be based on the provisions of this Agreement; provided, however, that to the extent that the subject matter for the Arbitration Award is not set forth within this Agreement, it shall be based on the laws of the forum in which the arbitration is undertaken (except for any portion of such laws which would incorporate the law of any other jurisdiction). In addition, in the case of any conflict between the provisions of the forum Arbitration Rules and the provisions of this Agreement, the provisions of this Agreement shall govern.

     (c) The parties further agree: (a) that their mutual decision to resolve their Disputes by arbitration as provided in this Agreement is an explicit waiver of immunity against enforcement and execution of the Arbitration Award and any judgment thereon; and (b) that the Arbitration Award and any judgment thereon, if unsatisfied, may be entered in and shall be enforceable by the courts of any nation having jurisdiction over the person or property of the party against whom the Arbitration Award has been rendered.

     (d) All notices to be given in connection with the arbitration shall be as provided by applicable law.

     (e) The Arbitration Award shall be made and shall be payable in U.S. dollars only, free of any tax or any other deduction. The Arbitration Award shall include interest, at a rate determined as appropriate by the arbitrators, from the date of any breach or other violation of this Agreement to the date when the Arbitration Award is paid in full. All costs of arbitration, including reasonable attorneys fees, court costs (if any), costs of expert witnesses, transportation, lodging and meal costs of the Parties and witnesses, costs of transcript preparation and other reasonable and necessary direct and incidental costs shall be assessed, apportioned and fixed, as is determined to be appropriate in the opinion of the majority of the arbitrators, within the Arbitration Award: provided, however, that the arbitrators, in reaching their opinion, shall give preference to the prevailing party for the recovery of its costs from the non-prevailing party. Any expense of the parties not included within the Arbitration Award shall be borne by the party incurring same.

     (f) In the event any party to this Agreement commences legal proceedings to "enforce the Arbitration Award, the expense of such litigation (including reasonable attorneys fees and costs of court) shall be borne by the party not prevailing therein.

     (g) In the event of any breach by a party of the terms of this Agreement which would cause any nonbreaching party to be irreparably harmed or for which such nonbreaching party could not be made whole by monetary damages, then in such circumstances such nonbreaching party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled, without inconsistency with this Agreement, to compel specific performance of this Agreement in any arbitration proceeding instituted pursuant to this section and in any action instituted' in any court of applicable jurisdiction to enforce any interim or final Arbitration Award rendered pursuant to this section.

     (h) Notwithstanding the foregoing provisions of this section, any controversy or claim otherwise subject to arbitration under this Agreement may initially be heard by any Court of competent jurisdiction to the extent, and only to the extent, that initial submission of the matter to a Court is necessary for a party (i) to seek emergency injunctive or equitable relief or (ii) to enforce the provisions.of this section; provided, however, that any matter initially submitted to the Court shall be referred by the Court to arbitration pursuant to this section as soon as the matter as to which such emergency injunctive, equitable or enforcement relief was sought has been heard and ruled upon by the Court.

22. ASSIGNMENT OR SALE OF INTEREST. Subject to the provisions of this Agreement, either party may sell its interest in the Joint Venture Company or in this Agreement to a third party provided it has first offered to sell such interest to the other party to this Agreement for a price and on terms that the party wishing to sell establishes. If the other party to this Agreement does not accept such offer within 30 days, the party wishing to sell shall thereafter have 120 days to sell such interest for the same or greater price and on the same terms or terms no more favorable to a third party. This provision will reapply on any failure to close a sale within the 120 day period. Any sale to a third party shall provide for the assumption by the third party of all of the obligations and liabilities of the seller under this Agreement, whether accruing before or becoming due after such transaction, and the 'agreement of the third party to perform all of the obligations of the seller under this Agreement, including the obligations contained in this Section.

23. ASSIGNMENT TO AFFILIATES. Notwithstanding any other provision of this Agreement, any party hereto may at any time, upon simple written notice to the other, sell or assign all or any portion of its participation, rights, obligations and interest in: (i) the Joint Venture Company; (ii) this Agreement; or (iii) the Project, to any affiliate, subsidiary, parent company, holding company or other entity forming part of the same economic interest group of the assigning party (as such terms are defined by Mexican law). Notwithstanding the foregoing, the new assignee (s) shall assume all of the duties, rights, and obligations that were formerly in the original party prior to the transfer of its participation to such assignee, in such a way as to not unduly or in any way negatively affect the rights of the non-assigning party hereto.

24. BASIS OF AGREEMENT AND COSTS. This Agreement will form the basis of the Joint Venture agreement and other necessary or ancillary agreements as may be recommended by the parties' respective counsel and tax advisors in order to give full effect to the terms of this Agreement. The parties undertake to use their best efforts to complete any such agreements as soon as possible as of the Effective Date. External legal costs associated with producing this document will be borne by each party at its own expense.

25. COMMENCEMENT OF WORK. Upon signing this Agreement Western and Electrum agree to the previously named representatives to the Technical Committee as in Section 4, to arrange for a Technical Committee meeting within one month as of the Effective Date, and to initiate evaluation of Projects as soon as practical and mutually agreed.

26. CONFIDENTIALITY; PROPRIETARY MATTERS. All data and information provided to or received by the parties with respect to this Agreement, the Joint Venture, the Project, the Property and the methodology and processes undertaken to carry out exploration and development work thereon shall be treated as confidential. No party shall disclose such information to third parties, unless (i) the disclosure is required by law or a regulatory authority having jurisdiction; (ii) the disclosure is consented to by the party which is not seeking to disclose such information ("Non-Disclosing Party"), in the understanding that the Consent of such NonDisclosing Party shall not be unreasonably withheld; (iii) such information is or was already in the public domain prior to its disclosure; (iv) such information was already in the possession of the disclosing party prior to its receipt (and such disclosing party has the burden of proof of demonstrating this); or (v) becomes of public domain through no breach of this Agreement. Where disclosure is required by law or by a regulatory authority having jurisdiction, a copy of the information required to be disclosed shall be provided to the Non-Disclosing Party as soon as possible in advance of its disclosure.

27. NOTICES. Any notice, direction or other instrument required or permitted to be given under this Agreement will be addressed as follows:

     If to ELECTRUM:

          720  Fourth  Avenue
          Ashland,  Oregon  97520
          Phone:  541-488-2807

     If to WESTERN and or WESTERN:

          Western  Goldfields,  Inc.
          50  Palmetto  Bay  Road
          Suite  147
          Hilton  Head  Island,  SC  29928
          Attention:  Mr.  John  P.  Ryan
          Fax:  (843)  682-2024

     Subject to applicable legal requirements for service of process and notifications, any notice, direction or other instrument given hereunder shall be in writing and will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal services in which event notice will be deemed to be received only when actually received and, if sent by telegram, telex, telecopy, telecommunication or other similar form of communication during normal business hours (9:00 a.m. - 5:00 p.m. local time of the place of receipt), shall be deemed to have been given or received on the day it was so sent, or in the case of telecommunications sent outside normal business hours, on the next following business day. Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after-the giving of such notice, the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

28. FORCE MAJEURE. No party hereto shall be liable to the other and no party hereto shall be deemed in default under this Agreement for any failure or delay to perform any of its covenants and agreements caused or arising out of any act not within the control of the party, excluding lack of funds but including, without limitation, acts of God, strikes, lockouts, or other industrial disputes, acts of public enemies, riots, fire, storm, flood, explosion, government restriction, failure to obtain any approvals required from regulatory authorities, including environmental protection agencies, unavailability of equipment, interference of third party specific interests groups or other causes whether of the kind enumerated above or otherwise which are not reasonably within the control of the party. No right of a party shall be affected for failure or delay of the party to meet any condition of this Agreement, which failure or delay is caused by one of the events above referred to, and all times provided for in this Agreement shall be extended for a period of time commensurate with the period of the delay, and so far as possible the party affected will take all reasonable steps toremedy the delay caused by the events above referred to. Any party relying on the provisions of this section shall forthwith promptly give notice to the other party of the commencement of such event and of its end.

29. EFFECTIVE DATE. This Agreement shall be effective from and as of the date of its signature. Time shall be of the essence hereof.

30. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written between the parties, and there are no warranties, representations or other agreements between in connection with the Property or the Project except as specifically set forth herein. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns.

31. FURTHER ASSURANCES. Each of the parties to this Agreement shall take all such further steps and execute all such further and other documentation as may be necessary or desirable in order to more fully give effect to the provisions of this Agreement.

32. HEADINGS. Headings in this Agreement are for reference and convenience only, with no legal significance and do not expand, amend, alter or influence in any way the substantive provisions of the sections to which they refer.

In witness of the understanding by and amongst the parties, their duly empowered representatives have hereto set their signatures.

For  ELECTRUM

Executed this Agreement as of  4  day of April, 2003.
                              ---

By:  L.  Buchanan
     -------------------------------------
Title:     Director
        ----------------------------------


Signature:/s/  L.  Buchanan
          --------------------------------


STATE OF TEXAS           )
                         )     ss.
COUNTY OF COLLIN         )

     This  Agreement  was  acknowledged  before  me  on   4-21-03, by Larry J.
                                                          -------
Buchanan.
                              /s/  Hope  M.  Bolien
                              ---------------------
                              Notary  Public


For WESTERN

Executed this Agreement as of   25   day of April   , 2004.
                              ------        --------

By:     Thomas Mancuso
Title:  President


Signature:/s/Thomas  Mancuso
          -------------------------------

STATE OF OREGON          )
                         )     ss.
COUNTY OF JACKSON        )

     This  Agreement  was  acknowledged  before  me on April 25, 2003, by Thomas
                                                       --------------
Mancuso.
                              /s/  Jerri  G.  Murphy
                              ----------------------
                              Notary  Public

</data>
<field sid="SubDocument_conformedName_23">
<value>doc13.txt</value>
</field>
<combobox sid="SubDocument_conformedDocumentType_23">
<value>EX-10.17</value>
</combobox>
<field sid="SubDocument_description_23">
<value></value>
</field>
<data sid="data24">
<filename>doc13.txt</filename>
<mimedata>
                                                                   EXHIBIT 10.17

                          BUSINESS CONSULTANT AGREEMENT

     THIS BUSINESS CONSULTANT AGREEMENT ("Agreement") is entered into this 28th day of September, 2003, between MGI Fund-Raising Consultants, a Del. corporation, with its principal offices located at Minneapolis, MN (hereinafter referred to as "MGI"), and Western Goldfields, Inc., a corporation with offices located at 1519 Main Street, #169, Hilton Head, SC 29926, (hereinafter referred to as the "COMPANY").

1.   Consulting  Services
     --------------------

     The COMPANY hereby engages MGI to perform the financial consulting and public relations services listed below on the terms and conditions set forth in this Agreement:

     (a) Introduce the COMPANY to investment bankers, market makers, stockbrokers, private investors, hedge funds, and other financing or marketing sources designed to both raise capital and increase public awareness of the undervalued nature of the COMPANY'S shares;

     (b) Meet with appropriate potential shareholder groups to create and broaden a shareholder base for the COMPANY;

     (c) Assist with the concept, design, layout, preparation, and printing of marketing materials such as flyers, brochures, powerpoint presentations, and other such type of product.

     (d) Assist with direct marketing campaigns such as direct mail or other concepts designed to increase the public awareness of the COMPANY.

     MGI acknowledges that one of the COMPANY's objectives is to raise market awareness of the possible undervalued nature of its shares, and secondly, the COMPANY seeks advice and assistance in identifying and negotiating with potential strategic partners. The COMPANY acknowledges that MGI cannot provide any guaranty or assurances that the COMPANY will be successful in completing any transaction of the types set forth above, as they are subject to numerous factors which are beyond the control of MGI, including, but not limited to, market conditions, results of operations of the COMPANY, industry trends and general investor interest.

     The COMPANY acknowledges that MGI is not being engaged in a capacity as a registered broker-dealer and that MGI cannot, and shall not be required hereunder to, engage in the offer or sale of securities on behalf of the COMPANY. While MGI has relationships and contacts with various investors, broker-dealers, and investment funds, MGI's participation in the actual offer or sale of the COMPANY securities shall be limited to that of an advisor to the COMPANY and a "finder" of investors, broker-dealers and funds. The COMPANY acknowledges and agrees that the solicitation and consummation of any purchases of the COMPANY's securities shall be handled by the COMPANY or one or more NASD member firms engaged by the COMPANY for such purpose.

     The COMPANY shall pay a 10% cash finders fees to MGI on sums received from investors whom MGI introduces to the COMPANY provided such fees are allowable under the laws of the jurisdiction of the domicile of the investor. Alternatively, MGI may elect to take such fees in restricted stock valued at 65% of the prevailing market price of the stock.

2.   Term  of  Agreement
     -------------------

     The term of this Agreement shall commence upon signing and shall continue therefrom for a period of twelve (12) months, with an option to renew upon the agreement of both parties.

3.   Compensation/Expenes
     --------------------

     Upon signing this agreement the Company shall issue to MGI 75,000 options to acquire common stock of the Company at a exercise price per share equal to the prevailing market price at the time of signing, and exercisable for three years from the date of issue. Upon exercise of such options, the shares acquired shall bear demand and piggyback registration rights.

     Further, the Company shall issue to MGI 2,500 restricted shares of the common stock of the Company on a monthly basis as a retainer.

     Additionally, as noted above, the compensation of MGI may also consist of finder's fees equal to 10% o of the gross amount that MGI directly raises for the Company. However, if MGI introduces the COMPANY to another party who raises capital for the COMPANY, MGI may also be entitled to finder's fees, so long as the total amount of finder's fees paid by the COMPANY does not exceed 10%.

     The COMPANY shall also reimburse MGI for any actual out-of-pocket expenses in a timely manner, provided expected expenses exceeding $500 are pre-approved by the COMPANY.

     MGI agrees to take its profit on marketing materials which it produces for the COMPANY in restricted stock of the Company valued at 65% o of the prevailing market price of the stock at the time such materials are delivered to the Company. Any work to be completed by MGI for the COMPANY is subject to the pre-approval of both parties.

4.   Miscellaneous
     -------------

     4.1     Further  Actions.  At  any  time  and from time to time, each party
             ----------------
agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     4.2     Entire  Agreement:  Modification.  This  Agreement  sets  forth the
             --------------------------------
entire understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by the party to be bound.


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
     4.3     Notices.  Any  notice  or other communication required or permitted
             -------
to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States), or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section).

     4.4     Waiver.  Any  waiver  by  any party of a breach of any provision of
             ------
this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and, in the case of a corporate party, be authorized by a resolution of the board of directors or by an officer of the waiving party.

     4.5     Binding  Effect.  The provisions of this Agreement shall be binding
             ---------------
upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that any assignment by any party of its rights under this Agreement without the written consent of the other party shall be void.

     4.6     Severability.  If  any  provisions  of  this  Agreement is invalid,
             ------------
illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to any other persons and circumstances.

     4.7     Headings.  The  headings  in  this  Agreement  are  solely  for
             --------
convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     4.8     Counterparts: Governing Law.  This Agreement may be executed in any
             ---------------------------
number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the Laws of the State of South Carolina, without giving effect to conflict of laws.

     4.9     Attorney's  Fees.  In  the  event of a dispute with respect to this
             ----------------
Agreement, the prevailing party shall be entitled to its reasonable attorney's fees and other costs and expenses incurred in litigating or otherwise resolving or settling such dispute.

This agreement, although signed by an Officer of Western Goldfields, Inc., is subject to the final approval of the Board of Directors of the Company. The parties hereto have executed this Agreement as of the date first set forth above.

/s/John  Ryan                              /s/  John  Martin
---------------------------------          -------------------------------------
John  Ryan,  Vice  President               John  Martin,  President
Western  Goldfields,  Inc.                 MGI Fund-Raising Consultants, Inc.


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